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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Associates Corporation of North America on Form S-3 (File No. 33- ) of our report dated January 28, 1997, on our audits of the consolidated financial statements of Associates Corporation of North America as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994. We also consent to the reference to our firm under the caption "Experts."



                                                        Coopers & Lybrand L.L.P.


Dallas, Texas
October 31, 1997